Exhibit (j)





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 36 to the registration statement of Scudder State Tax Free Trust on Form N-1A ("Registration Statement") of our reports dated May 21, 2002, relating to the financial statements and financial highlights which appear in the March 31, 2002 Annual Reports to Shareholders of Scudder Massachusetts Tax Free Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Auditors", and "Independent Accountants and Reports to Shareholders" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
July 26, 2002